EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-95908, 333-64044, 333-100310, 333-109882, 333-118228 and 333-147559 on Form S-8 of Crystal Rock Holdings, Inc. and subsidiary of our report dated January 27, 2012 relating to our audit of the consolidated financial statements which appear in this Annual Report on Form 10-K for the year ended October 31, 2011.

/s/ Wolf & Company, P.C.
Boston, Massachusetts
January 27, 2012